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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

            CAYMAN ISLANDS                             NOT APPLICABLE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                             5TH FLOOR, UNION PLAZA
                      20 CHAOWAI STREET, CHAOYANG DISTRICT
                                 BEIJING 100020
                         THE PEOPLE'S REPUBLIC OF CHINA
                    (Address of Principal Executive Offices)

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to             Name of each exchange on which each
        be so registered                     class is to be registered
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
            None                                          None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-120184

       Securities to be registered pursuant to Section 12(g) of the Act:

                 Ordinary Shares, par value HK$0.025 per share*
                  (Not for trading; but only in connection with
                         the American Depositary Shares)
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                                (Title of Class)


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*American Depositary Shares representing the Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 for listing on the Nasdaq National Market and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the securities registered hereunder is contained in the sections entitled "Description of share capital," "Description of American Depositary Receipts" and "Taxation" in the preliminary prospectus included in the Registrant's Registration Statement on Form F-1 (File No. 333-120184), as amended from time to time (the "F-1 Registration Statement"), originally filed by the Registrant with the Securities and Exchange Commission on November 3, 2004, and are incorporated herein by reference.


ITEM 2. EXHIBITS.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
-----------
3.1*          Amended and Restated Memorandum and Articles of Association of the
              Registrant

4.1*          Specimen American Depositary Receipt of the Registrant

4.2*          Specimen Share Certificate of the Registrant

4.3*          Form of Deposit Agreement among the Registrant, JPMorgan Chase
              Bank and owners and beneficial owners of the American Depositary
              Receipts issued thereunder

4.4*          Shareholders' Agreement dated October 22, 2003 among the
              Registrant, Jitter Bug Holdings Limited, AIG Asian Opportunity
              Fund, L.P., American International Assurance Company (Bermuda)
              Limited and the shareholders of the Registrant (listed on Schedule
              1 thereto)

4.5*          Form of Termination Agreement among the Registrant, Jitter Bug
              Holdings Limited, AIG Asian Opportunity Fund, L.P., American
              International Assurance Company (Bermuda) Limited and certain other shareholders of the Registrant

* Incorporated by reference to the exhibits of the same number to the Registrant's F-1 Registration Statement

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                            NINETOWNS DIGITAL WORLD TRADE
                                            HOLDINGS LIMITED


                                            By: /s/ Tommy Siu Lun Fork
                                                --------------------------------
                                                Name:  Tommy Siu Lun Fork
                                                Title: Chief Financial Officer


Date: November 16, 2004



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                                  EXHIBIT INDEX

Exhibit No.
-----------
3.1*          Amended and Restated Memorandum and Articles of Association of the
              Registrant

4.1*          Specimen American Depositary Receipt of the Registrant

4.2*          Specimen Share Certificate of the Registrant

4.3*          Form of Deposit Agreement among the Registrant, JPMorgan Chase
              Bank and owners and beneficial owners of the American Depositary
              Receipts issued thereunder

4.4*          Shareholders' Agreement dated October 22, 2003 among the
              Registrant, Jitter Bug Holdings Limited, AIG Asian Opportunity
              Fund, L.P., American International Assurance Company (Bermuda)
              Limited and the shareholders of the Registrant (listed on Schedule
              1 thereto)

4.5*          Form of Termination Agreement among the Registrant, Jitter Bug
              Holdings Limited, AIG Asian Opportunity Fund, L.P., American
              International Assurance Company (Bermuda) Limited and certain other shareholders of the Registrant

* Incorporated by reference to the exhibits of the same number to the Registrant's F-1 Registration Statement